Exhibit 99.1

Contact:             Patrick J. Sullivan, Chairman, President & CEO

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation: 978-266-3010

www.cytyc.com

Stephanie Carrington

Media: Greg Tiberend

The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Williams

Schwartz Communications: 781-684-0770

CYTYC REPORTS SECOND QUARTER REVENUE GROWTH OF 30 PERCENT

Second Quarter Revenues $99.5 Million

EPS $0.19 per Diluted Share

100th ThinPrep Imaging System Shipped

Boxborough, MA, July 29, 2004 – Cytyc Corporation (Nasdaq: CYTC) today announced results for the second quarter and six months ended June 30, 2004. Revenues for the quarter rose 30 percent to $99.5 million compared to $76.7 million for the second quarter of 2003. Diluted earnings per share increased to $0.19 compared to $0.16 reported in the second quarter of 2003. Net income increased to $21.9 million compared to $18.4 million in the second quarter of 2003.

Revenues for the six months ended June 30, 2004, rose to $180.2 million, compared to revenues of $149.3 million for the same period of 2003. Net income was $23.4 million, or $0.21 per diluted share, compared to net income of $38.1 million, or $0.33 per diluted share for the same period of 2003.

Excluding the nonrecurring charge of $19.1 million for acquired in-process research and development related to the acquisition of Novacept, net income for the six months ended June 30, 2004, was $42.5 million, or $0.37 per diluted share.

“I am pleased with our strong performance for the first half of 2004. During the second quarter, we showed excellent execution on our key growth initiatives in both the diagnostic and surgical divisions of our business,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “NovaSure® sales exceeded expectations, and the results confirm both the increasing market acceptance of this endometrial ablation system as well as the successful integration of the business. For our core business, I am especially pleased to announce that we shipped our one-hundredth ThinPrep® Imaging System as well as our one-millionth ThinPrep Imaging slide during the second quarter. In addition, two regions of the United Kingdom announced adoption of the ThinPrep® Pap Test. Together with Scotland, these regions represent approximately 25 percent of the UK market.”

Cytyc management will discuss second quarter results, business highlights and future expectations during a conference call on July 29, at 5:30 p.m. (Eastern). The call will be hosted by Patrick Sullivan, chairman, chief executive officer, and president; Leslie Teso-Lichtman, vice president and acting chief financial officer; Daniel Levangie, executive vice president and chief commercial officer; and John McDonough, senior vice president, development and operations. A live webcast of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, and the event will be available for replay at this site approximately two hours following the call until August 12, 2004. Those without web access may access the call by dialing 973-582-2710. A telephonic replay of the call will be available through August 12, 2004, by dialing 973-341-3080 (Reservation No.: 4960790).

Cytyc Corporation is a leading medical device company that designs, develops, manufactures, and markets innovative and clinically effective products primarily focused on women’s health. Cytyc products cover a range of women’s health applications, including cervical cancer screening, breast cancer risk assessment, and treatment of excessive menstrual bleeding. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. Cytyc Surgical Products, a wholly owned subsidiary of Cytyc Corporation, manufactures and markets the NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, FirstCyte, and NovaSure are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2003 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

TABLES TO FOLLOW

Cytyc Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2004	June 30, 2003
Net sales	$99,474	$76,688
Cost of sales	21,655	15,208

Gross profit	77,819	61,480

Operating expenses:
Research and development	5,295	3,822
Sales and marketing	27,391	21,092
General and administrative	8,819	6,837

Total operating expenses	41,505	31,751

Income from operations	36,314	29,729

Other (expense) income, net:
Interest income	391	679
Interest expense	(1,789)	—
Other	(174)	200

Total other (expense) income, net	(1,572)	879

Income before provision for income taxes	34,742	30,608

Provision for income taxes	12,866	12,243

Net income	$21,876	$18,365

Net income per common and potential common share:
Basic	$0.20	$0.17

Diluted	$0.19	$0.16

Weighted average common and potential common shares outstanding:
Basic	110,840	111,069

Diluted	114,903	112,666

Cytyc Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30, 2004			Six Months Ended June 30, 2003
	Pro Forma	Adjustment	As Reported	As Reported
Net sales	$180,199	$—	$180,199	$149,308
Cost of sales	36,838	—	36,838	27,575

Gross profit	143,361	—	143,361	121,733

Operating expenses:
Research and development	9,607	—	9,607	6,777
In-process research and development	—	19,100 (1)	19,100	—
Sales and marketing	47,564	—	47,564	40,000
General and administrative	16,265	—	16,265	12,906

Total operating expenses	73,436	19,100	92,536	59,683

Income from operations	69,925	(19,100)	50,825	62,050

Other (expense) income, net:
Interest income	1,105	—	1,105	1,407
Interest expense	(1,789)	—	(1,789)	—
Other	(673)	—	(673)	88

Total other (expense) income, net	(1,357)	—	(1,357)	1,495

Income before provision for income taxes	68,568	(19,100)	49,468	63,545

Provision for income taxes	26,056	—	26,056	25,426

Net income	$42,512	$(19,100)	$23,412	$38,119

Net income per common and potential common share:
Basic	$0.39		$0.21	$0.34

Diluted	$0.37		$0.21	$0.33

Weighted average common and potential common shares outstanding:
Basic	110,380		110,380	112,244

Diluted	113,988		113,988	113,986

(1)	One-time charge to write off in-process research and development costs related to acquisition of Novacept in Q1 2004

Cytyc Corporation

Consolidated Balance Sheets

(in thousands)

	June 30, 2004	December 31, 2003
	(unaudited)
Assets:
Current assets
Cash and investment securities	$146,099	$177,897
Accounts receivable, net	58,520	42,070
Inventories	23,481	17,801
Other current assets	6,705	4,859

Total current assets	234,805	242,627

Property and equipment, net	34,544	32,561
Goodwill and other intangible assets, net	392,994	107,246
Equipment under customer usage agreements, net	21,976	8,072
Other assets, net	7,943	394

Total Assets	$692,262	$390,900

Liabilities and Stockholders’ Equity:
Current liabilities	$42,399	$32,920
Long-term debt and other non-current liabilities	253,932	4,349
Stockholders’ equity	395,931	353,631

Total Liabilities and Stockholders’ Equity	$692,262	$390,900